Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-132337-01 of Ferrellgas Partners Finance Corp. on Form S-3 of our report dated October 22, 2008, relating to the consolidated financial statements of Ferrellgas, Inc. and subsidiaries appearing in this Current Report on Form 8-K of Ferrellgas Partners Finance Corp. for the year ended July 31, 2008.
/s/ DELOITTE & TOUCHE LLP
Kansas City, Missouri
December 9, 2008